UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2011

Western Reserve Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	000-51264	31-1566623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4015 Medina Road, Medina, Ohio	44256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  330-764-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2011, Dr. Bijay K. Jayaswal submitted notice of his retirement, effective immediately following today’s Board meeting, from the Boards of Directors and the Executive Committee of Western Reserve Bancorp, Inc. (the “Company”) and its subsidiary, Western Reserve Bank (the “Bank”).

The Western Reserve Bancorp, Inc. and Western Reserve Bank Policy Concerning Retirement Age for Members of the Board of Directors states that a director “shall submit his or her resignation from the Board of Directors of both the Company and the Bank and any and all committees on which they serve at the next meeting of the Board of Directors of the Company or the Bank immediately after they have reached the age of seventy-two (72).”

Dr. Jayaswal celebrated his 72nd birthday on January 9, 2011.  The Board of Directors expresses their gratitude to Dr. Jayaswal, a founding director, for his more than thirteen years of service to the Company and the Bank.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

Date: January 20, 2011	Western Reserve Bancorp, Inc.

	By:	/s/ Cynthia A. Mahl
Cynthia A. Mahl, Executive Vice President and Chief Financial Officer